                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS















IMMEDIATELY
-----------

Media:                                                  Investors:
-----                                                   ---------
Robert T. Grieves, SVP                                  John M. Roy, MD
(212) 635-1590                                          (212) 635-8005
Cary J. Giacalone, VP                                   Gregg A. Scheuing, VP
(212) 635-1590                                          (212) 635-1578


 THE BANK OF NEW YORK COMPANY, INC. REPORTS SECOND QUARTER E.P.S. OF 50 CENTS
            RESULTS INCLUDE SEVERANCE EXPENSE OF 1 CENT PER SHARE
       ANNUALIZED SEQUENTIAL SECURITIES SERVICING FEE CORE GROWTH OF 11%
            RETURN ON EQUITY OF 22.59%; RETURN ON ASSETS OF 1.82%

NEW YORK, N.Y., July 17, 2002 -- The Bank of New York Company, Inc. (NYSE: BK) reports second quarter net income of $361 million or 50 cents per diluted share. Net income for the first six months was $723 million or 99 cents per diluted share. Second quarter 2002 results included $16 million of pre-tax severance expense associated with a 400 person staff reduction, which reduced net income by 1 cent per share.
     The Company's fee-based businesses performed well in a lackluster global capital markets environment. Compared with the first quarter of 2002, second quarter securities servicing fee revenues increased 6% to $473 million. Private client services and asset management fees were $86 million, up 6% versus the first quarter. These increases in securities servicing and private client services and asset management were driven by core growth and acquisitions. The Company's continued focus on fee-based businesses resulted in noninterest income growing to 67% of total revenue in the second quarter, up from 66% last quarter.
     Chairman and Chief Executive Officer Thomas A. Renyi stated, "Given the environment, I am pleased with the growth in securities servicing fee revenues this quarter as our diversified business model continued to perform well. We are consistently winning new business, contributing to our top line growth and representing further market share gains.
     "We continue to execute our long-term growth strategy through investments in technology, internal product development, and strategic acquisitions.
These initiatives have added clients, opened new markets, and expanded our suite of global product offerings for both issuers and investors. This will result in meaningful operating leverage when the capital markets environment improves."
     Fees from the Company's securities servicing businesses increased 6% to $473 million for the second quarter from $448 million last quarter and increased 9% from $436 million in the prior year. Core growth in the businesses accounted for approximately half of the sequential quarter revenue growth, which annualizes to an 11% growth rate. The remaining growth resulted largely from the full quarter benefit of acquisitions closed in the first quarter. Strong performers for the quarter include custody, corporate trust, broker-dealer services, and stock transfer. Custody growth resulted from domestic new business wins and increased customer activity, particularly in Europe and Asia. Corporate trust benefited from strong fixed-income issue volume, particularly in the corporate and municipal markets. Broker-dealer services were positively impacted by new business wins, strong fixed income activity and the increased use of the Company's global collateral management system. Stock transfer growth resulted from a large corporate action related fee and several new business wins. The Company continues to be the world's leading custodian with assets of $6.6 trillion, including $1.8 trillion of cross-border custody assets.
     Private client services and asset management fees increased 6% to $86 million for the second quarter of 2002, up from $81 million last quarter and increased 10% from $78 million in the second quarter of 2001. Strong sequential quarter growth primarily benefited from the acquisitions of Gannet Welsh & Kotler and Beacon Fiduciary Advisors, both of which closed during the quarter. Fees were also favorably impacted by continued strong flows into alternative investment funds offered by the Company's Ivy Asset Management subsidiary and demand for the Company's retail investment products.
     Foreign exchange and other trading revenues were $72 million in the second quarter of 2002 compared to $63 million last quarter and $98 million in the second quarter of 2001. Relative to a year ago, second quarter foreign exchange activity was negatively impacted by continuation of the first quarter's lower volatility and narrow spreads. However, the weakening of the dollar led to a higher volume of client hedging activity as the second quarter progressed. Other trading revenues decreased as a result of a stable interest rate environment, which negatively impacted the Company's interest rate hedging and risk management businesses. In the second quarter of 2001, other trading revenues were also favorably impacted by revenues from seasonal arbitrage strategies related to the Company's securities lending business.
     Net interest income on a taxable equivalent basis for the second quarter was $436 million, up from $425 million last quarter reflecting growth in the Company's investment securities portfolio and improved pricing on loan and deposit products.
     The provision for credit losses remained steady at $35 million in the second quarter. The Company continues to make significant progress in its program to reduce corporate loan exposures, as it reallocates capital towards its fee-based businesses. At June 30, 2002, exposures related to the

Company's emerging telecom accelerated loan disposition program had been reduced to $63 million with related outstandings of $53 million.
     Return on average common equity for the second quarter of 2002 was 22.59% compared with 23.76% in the first quarter of 2002 and 25.44% in the second quarter of 2001. Return on average assets for the second quarter of 2002 was 1.82% compared with 1.84% in the first quarter of 2002 and 2.01% in the second quarter of 2001. For the first six months of 2002, return on average common equity was 23.16% compared with 25.68% in 2001. Return on average assets was 1.83% for the first six months of 2002 compared with 2.02% in 2001.
     The Company's estimated Tier 1 capital and Total capital ratios were 7.73% and 11.54% at June 30, 2002, compared with 8.43% and 12.56% at March 31,
2002, and 8.07% and 12.07% at June 30, 2001. The leverage ratio was 6.82% at June 30, 2002, compared with 7.19% at March 31, 2002, and 7.40% one year ago. The Company's tangible common equity as a percentage of total assets was 5.41% at June 30, 2002, compared with 5.51% at March 31, 2002, and 5.56% at June 30, 2001. In the first half of 2002, the Company repurchased 7 million shares under its common stock repurchase programs.

NONINTEREST INCOME

                                          2nd      1st      2nd
                                        Quarter  Quarter  Quarter   Year-to-Date
                                        -------  -------  -------   ------------
(In millions)                            2002     2002     2001     2002    2001
                                         ----     ----     ----     ----    ----
Servicing Fees
  Securities                             $473     $448     $436   $  922  $  893
  Global Payment Services                  71       73       72      144     141
                                         ----     ----     ----   ------  ------
                                          544      521      508    1,066   1,034
Private Client Services and
  Asset Management Fees                    86       81       78      167     158
Service Charges and Fees                   93       83       95      176     185
Foreign Exchange and
  Other Trading Activities                 72       63       98      134     181
Securities Gains                           25       31       46       56      92
Other                                      28       31       31       60      64
                                         ----     ----     ----   ------  ------
Total Noninterest Income                 $848     $810     $856   $1,659  $1,714
                                         ====     ====     ====   ======  ======


     Total noninterest income for the second quarter of 2002 increased by 5% compared with the first quarter of 2002 and decreased 1% compared with the second quarter of 2001. Securities servicing fees increased by 6% from the prior quarter and 9% from one year ago, with revenue growth resulting from core growth and acquisitions. Global payment services fees were essentially flat on both a sequential quarter and a year-over-year basis as growth in cash management was offset by modest declines in trade finance. Private client services and asset management fees were up 6% from the prior quarter and 10% from one year ago, with growth resulting from acquisitions and new business in alternative and retail investment products. Service charges and fees were up 12% from the prior quarter and down slightly from one year ago. The sequential quarter increase reflects a pick-up in loan syndication and capital markets fees from the first quarter. Foreign exchange and other trading revenues were up 14% from the prior quarter and down 27% from one year ago. Securities gains of $25 million in the second quarter were down from $31 million in the prior quarter and $46 million one year ago, reflecting the Company's capital allocation initiatives away from equity investing, as well as weak equity market conditions.

NET INTEREST INCOME


                             2nd         1st         2nd
                           Quarter     Quarter     Quarter        Year-to-Date
(Dollars in millions on    -------     -------     -------       --------------
 a tax equivalent basis)    2002        2002        2001        2002        2001
                            ----        ----        ----        ----        ----
Net Interest Income         $436        $425        $446        $861        $887
Net Interest Rate
 Spread                     2.31%       2.30%       2.00%       2.31%       1.89%
Net Yield on Interest
 Earning Assets             2.65        2.63        2.79        2.64        2.77



     Net interest income on a taxable equivalent basis was $436 million in the second quarter of 2002 compared with $425 million in the first quarter of 2002 and $446 million in the second quarter of 2001. The net interest rate spread was 2.31% in the second quarter of 2002, compared with 2.30% in the first quarter of 2002 and 2.00% one year ago. The net yield on interest earning assets was 2.65% compared with 2.63% in the first quarter of 2002 and 2.79% in last year's second quarter.
     The increase in net interest income from the first quarter is primarily due to growth in the Company's highly-rated investment securities portfolio, improved pricing on loan and deposit products, and an extra day in the quarter.
     For the first six months of 2002, net interest income on a taxable equivalent basis amounted to $861 million compared with $887 million in the first half of 2001. The year-to-date net interest rate spread was 2.31% in 2002 compared with 1.89% in 2001, while the net yield on interest earning assets was 2.64% in 2002 and 2.77% in 2001.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the second quarter of 2002 was $689 million compared with $641 million in the first quarter of 2002 and $655 million in 2001. Of the $48 million in sequential quarter expense increase, $16 million relates to severance and $12 million relates to acquisitions. The growth in core expenses annualizes to an 11% rate, driven by higher technology spending, incentive compensation and other variable expenses.
     As a result of applying a new accounting pronouncement related to goodwill and intangibles, amortization in the second quarter and the first six months of 2002 declined to $2 million and $4 million compared with $25 million and $54 million in 2001.
     The efficiency ratio for the second quarter of 2002 was 54.7% compared with 53.3% in the first quarter of 2002 and 52.1% in the second quarter of 2001. For the first half of 2002, the efficiency ratio was 54.0% compared with 52.0% last year. Excluding severance costs, the efficiency ratio for the second quarter would have been 53.4%.
     The effective tax rates for the second quarter and the first six months of 2002 were 34.0% and 33.8% compared with 36.0% in the second quarter and 36.1% in the first six months of 2001. The decline in the rates from a year ago primarily reflects an increase in tax credits and fewer nondeductible expenses.

NONPERFORMING ASSETS

                                                                   Change
                                                                 6/30/02 vs.
(Dollars in millions)                 6/30/02       3/31/02        3/31/02
                                     --------      --------       --------
Category of Loans:
     Commercial                        $184          $187            $(3)
     Foreign                             97            67             30
     Other                               34            20             14
                                       ----          ----            ---
  Total Nonperforming Loans             315           274             41
Other Real Estate                         1             1              -
                                       ----          ----            ---
        Total Nonperforming Assets     $316          $275            $41
                                       ====          ====            ===

Nonperforming Assets Ratio              0.9%          0.8%
Allowance/Nonperforming Loans         195.7         225.1
Allowance/Nonperforming Assets        194.9         223.8


     Nonperforming assets totaled $316 million at June 30, 2002, compared with $275 million at March 31, 2002 and $245 million at June 30, 2001. The increase in foreign nonperforming loans primarily reflects Argentine loans which became nonperforming in the second quarter of 2002. The increase in other nonperforming loans primarily reflects a private banking loan placed on nonaccrual in the second quarter of 2002.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  2nd         1st          2nd
                                Quarter     Quarter      Quarter    Year-to-date
                                -------     -------      -------   -------------
(In millions)                     2002        2002        2001     2002     2001
                                  ----        ----        ----     ----     ----
Provision                         $ 35        $ 35        $ 30     $ 70     $ 60
                                  ====        ====        ====     ====     ====
Net Charge-offs:
  Commercial                      $(17)       $(30)       $(26)    $(47)    $(54)
  Foreign                            -           1           -        1        -
  Other                            (14)          -          (1)     (14)      (1)
  Consumer                          (4)         (6)         (3)     (10)      (5)
                                  -----       -----       -----    -----    -----
     Total                        $(35)       $(35)       $(30)    $(70)    $(60)
                                  =====       =====       =====    =====    =====

Other Real Estate Expenses        $  -        $  -        $  -     $  -     $  2


     The allowance for credit losses was $616 million, or 1.71% of loans at June 30, 2002, compared with $616 million, or 1.74% of loans at

March 31, 2002, and $616 million, or 1.68% of loans at June 30, 2001. The ratio of the allowance to nonperforming assets was 194.9% at June 30, 2002, compared with 223.8% at March 31, 2002, and 251.0% at June 30, 2001.

WORLD TRADE CENTER DISASTER

     The Company has commenced the reoccupation of its two major facilities disabled by the WTC disaster. During the second quarter, the Company incurred $31 million of expenses associated with its interim operating facilities which were netted against an offsetting insurance recovery. In addition, during the second quarter the Company completed its assessment of damaged equipment from the WTC disaster and wrote off an incremental $38 million of technology equipment, against which it booked an offsetting insurance recovery. Since the WTC disaster, the Company has recorded insurance recoveries of $267 million and received advances on its claim of $275 million. Additional recoveries will be reflected in the future, largely related to interim space costs.

ADDITIONAL INFORMATION

     A pre-recorded call with Bruce W. Van Saun, senior executive vice president and chief financial officer, reviewing the quarterly results can be accessed domestically at (888)568-0336 and internationally at (402)530-7883. The call will be available through 5:00 p.m. EDT on Tuesday, July 23, 2002. The call may include forward looking statements. See "Forward Looking Statements" below.
     The Bank of New York Company, Inc.(NYSE: BK), is a financial holding company with total assets of over $80 billion as of June 30, 2002. The Company provides a complete range of banking and other financial services to corporations and individuals worldwide through its basic businesses, namely, Securities Servicing and Global Payment Services, Corporate Banking, BNY Asset Management and Private Client Services, Retail Banking, and Global Market

Services.  Additional information on the Company is available at
www.bankofny.com.
                          ***************************

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market activity, the effects of capital reallocation, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's First Quarter 2002 Form 10-Q which has been filed with the SEC and is available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached. Accounting Change - In the fourth quarter of 2001, the Company reclassified Company-Obligated Mandatory Redeemable Preferred Trust Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures to Long-Term Debt. Prior periods have been restated.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2002       2001      Change
                                                   ----       ----      ------
For the Three Months Ended June 30:
------------------------------------
  Net Income                                    $   361    $   385      (6.0)%
    Per Common Share:
      Basic                                     $  0.50    $  0.53      (5.7)
      Diluted                                      0.50       0.52      (3.8)
      Cash Dividends Paid                          0.19       0.18       5.6

  Return on Average Common Shareholders'
      Equity                                      22.59%     25.44%
  Return on Average Assets                         1.82       2.01


For the Six Months Ended June 30:
------------------------------------
  Net Income                                    $   723    $   769      (6.0)%
    Per Common Share:
      Basic                                     $  1.00    $  1.05      (4.8)
      Diluted                                      0.99       1.03      (3.9)
      Cash Dividends Paid                          0.38       0.36       5.6

  Return on Average Common Shareholders'
      Equity                                      23.16%     25.68%
  Return on Average Assets                         1.83       2.02


As of June 30:
--------------
  Assets                                        $80,663    $76,831       5.0%
  Loans                                          35,998     36,705      (1.9)
  Securities                                     16,377      9,702      68.8
  Deposits - Domestic                            29,423     27,363       7.5
           - Foreign                             25,868     26,345      (1.8)
  Long-Term Debt                                  5,668      4,555      24.4
  Common Shareholders' Equity                     6,610      6,285       5.2

  Common Shareholders' Equity Per Share            9.09       8.53       6.5
  Market Value Per Share of Common Stock          33.75      48.00     (29.7)

  Allowance for Credit Losses as a Percent
    of Loans                                       1.71%      1.68%
  Tier 1 Capital Ratio                             7.73       8.07
  Total Capital Ratio                             11.54      12.07
  Leverage Ratio                                   6.82       7.40
  Tangible Common Equity Ratio                     5.41       5.56


                      THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Income
                   (In millions, except per share amounts)
                                 (Unaudited)

                                                                For the three       For the six
                                                                months ended        months ended
                                                                  June 30,            June 30,

                                                              2002       2001     2002       2001
                                                              ----       ----     ----       ----
Interest Income
---------------
Loans                                                        $ 377      $ 595   $  760     $1,271
Securities
  Taxable                                                      158        100      299        178
  Exempt from Federal Income Taxes                              16         20       32         37
                                                             -----      -----    -----      -----
                                                               174        120      331        215
Deposits in Banks                                               44         62       79        132
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       12         38       26         89
Trading Assets                                                  68        110      141        251
                                                             -----      -----    -----      -----
    Total Interest Income                                      675        925    1,337      1,958
                                                             -----      -----    -----      -----
Interest Expense
----------------
Deposits                                                       158        373      318        835
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                    8         23       16         55
Other Borrowed Funds                                            30         28       59         59
Long-Term Debt                                                  56         71      109        152
                                                             -----      -----    -----      -----
    Total Interest Expense                                     252        495      502      1,101
                                                             -----      -----    -----      -----
Net Interest Income                                            423        430      835        857
-------------------
Provision for Credit Losses                                     35         30       70         60
                                                             -----      -----    -----      -----
Net Interest Income After Provision for
  Credit Losses                                                388        400      765        797
                                                             -----      -----    -----      -----
Noninterest Income
------------------
Servicing Fees
  Securities                                                   473        436      922        893
  Global Payment Services                                       71         72      144        141
                                                             -----      -----    -----      -----
                                                               544        508    1,066      1,034
Private Client Services and
  Asset Management Fees                                         86         78      167        158
Service Charges and Fees                                        93         95      176        185
Foreign Exchange and Other Trading Activities                   72         98      134        181
Securities Gains                                                25         46       56         92
Other                                                           28         31       60         64
                                                             -----      -----    -----      -----
    Total Noninterest Income                                   848        856    1,659      1,714
                                                             -----      -----    -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 416        391      802        785
Net Occupancy                                                   49         47       98         97
Furniture and Equipment                                         35         31       70         62
Other                                                          189        186      361        364
                                                             -----      -----    -----      -----
    Total Noninterest Expense                                  689        655    1,331      1,308
                                                             -----      -----    -----      -----
Income Before Income Taxes                                     547        601    1,093      1,203
Income Taxes                                                   186        216      370        434
                                                             -----      -----   ------     ------
Net Income                                                   $ 361      $ 385   $  723     $  769
----------                                                   =====      =====   ======     ======


Per Common Share Data
---------------------
   Basic Earnings                                            $0.50      $0.53    $1.00      $1.05
   Diluted Earnings                                           0.50       0.52     0.99       1.03
   Cash Dividends Paid                                        0.19       0.18     0.38       0.36
Diluted Shares Outstanding                                     729        742      729        743


-------------------------------------------------------------------------------------------------


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                            June 30,          December 31,
                                                              2002                2001
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 2,885             $ 3,222
Interest-Bearing Deposits in Banks                           7,765               6,619
Securities:
  Held-to-Maturity                                           1,201               1,211
  Available-for-Sale                                        15,176              11,651
                                                           -------             -------
    Total Securities                                        16,377              12,862
Trading Assets at Fair Value                                 6,435               8,270
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                     2,645               4,795
Loans (less allowance for credit losses of $616 in 2002
 and 2001)                                                  35,382              35,131
Premises and Equipment                                       1,013                 992
Due from Customers on Acceptances                              502                 313
Accrued Interest Receivable                                    248                 236
Goodwill                                                     2,298               2,065
Intangible Assets                                               74                  19
Other Assets                                                 5,039               6,501
                                                           -------             -------
     Total Assets                                          $80,663             $81,025
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $11,627             $12,635
 Interest-Bearing
   Domestic Offices                                         18,093              16,553
   Foreign Offices                                          25,571              26,523
                                                           -------             -------
     Total Deposits                                         55,291              55,711
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                            1,687               1,756
Trading Liabilities                                          2,891               2,264
Other Borrowed Funds                                         2,052               2,363
Acceptances Outstanding                                        504                 358
Accrued Taxes and Other Expenses                             3,998               3,766
Accrued Interest Payable                                        53                  92
Other Liabilities                                            1,909               3,422
Long-Term Debt                                               5,668               4,976
                                                           -------             -------
     Total Liabilities                                      74,053              74,708
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 3,500 shares
  in 2002 and 2001                                               -                   -
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  993,235,006 shares in 2002 and
  990,773,101 shares in 2001                                 7,449               7,431
 Additional Capital                                            809                 741
 Retained Earnings                                           4,827               4,383
 Accumulated Other Comprehensive Income                         36                  80
                                                           -------             -------
                                                            13,121              12,635
 Less: Treasury Stock (265,346,551 shares in 2002
        and 260,449,527 shares in 2001), at cost             6,505               6,312
       Loan to ESOP (823,810 shares in 2002
        and 2001), at cost                                       6                   6
                                                           -------             -------
     Total Shareholders' Equity                              6,610               6,317
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $80,663             $81,025
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months               For the three months
                                            ended June 30, 2002               ended June 30, 2001
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,737       $  44       3.03%    $ 5,563       $  62      4.46%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       2,834          12       1.69       3,602          38      4.28
Loans
 Domestic Offices                       19,068         245       5.16      18,941         321      6.80
 Foreign Offices                        15,566         132       3.40      18,228         274      6.04
                                       -------       -----                -------       -----
   Total Loans                          34,634         377       4.37      37,169         595      6.43
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               669           9       5.40       1,019          14      5.68
 U.S. Government Agency Obligations      3,253          45       5.54       2,880          47      6.43
 Obligations of States and
  Political Subdivisions                   580           9       6.54         638          13      7.88
 Other Securities                       10,112         124       4.89       4,086          61      6.02
 Trading Securities                      8,124          68       3.36       9,003         111      4.91
                                       -------       -----                -------       -----
   Total Securities                     22,738         255       4.49      17,626         246      5.57
                                       -------       -----                -------       -----
Total Interest-Earning Assets           65,943         688       4.18%     63,960         941      5.90%
                                                     -----                              -----
Allowance for Credit Losses               (616)                              (612)
Cash and Due from Banks                  2,726                              2,791
Other Assets                            11,634                             10,572
                                       -------                            -------
   TOTAL ASSETS                        $79,687                            $76,711
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,405       $  21       1.33%    $ 6,190       $  53      3.41%
 Savings                                 8,171          22       1.10       7,650          41      2.14
 Certificates of Deposit
  $100,000 & Over                        1,252           8       2.50         377           5      5.37
 Other Time Deposits                     1,567           9       2.27       1,975          22      4.48
 Foreign Offices                        24,459          98       1.60      25,935         252      3.91
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       41,854         158       1.51      42,127         373      3.55
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,299           8       1.47       2,279          23      4.05
Other Borrowed Funds                     4,394          30       2.73       2,031          28      5.43
Long-Term Debt                           5,450          56       4.06       4,502          71      6.34
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    53,997         252       1.87%     50,939         495      3.90%
                                                     -----                              -----
Noninterest-Bearing Deposits            10,257                             10,696
Other Liabilities                        9,017                              9,011
Common Shareholders' Equity              6,416                              6,065
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $79,687                            $76,711
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 436       2.31%                  $ 446      2.00%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.65%                             2.79%
                                                                 ====                              ====


                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                             For the six months                 For the six months
                                            ended June 30, 2002                ended June 30, 2001
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,481       $  79       2.88%    $ 5,697       $ 132      4.66%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,069          26       1.72       3,666          89      4.92
Loans
 Domestic Offices                       19,211         490       5.15      19,028         661      6.99
 Foreign Offices                        15,869         270       3.43      18,667         611      6.61
                                       -------       -----                -------       -----
   Total Loans                          35,080         760       4.37      37,695       1,272      6.80
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations               736          20       5.37       1,146          32      5.71
 U.S. Government Agency Obligations      3,075          87       5.66       2,340          76      6.55
 Obligations of States and
  Political Subdivisions                   574          19       6.57         660          26      7.90
 Other Securities                        9,322         231       4.96       3,682         108      5.93
 Trading Securities                      8,435         141       3.38       9,596         253      5.27
                                       -------       -----                -------       -----
   Total Securities                     22,142         498       4.51      17,424         495      5.72
                                       -------       -----                -------       -----
Total Interest-Earning Assets           65,772       1,363       4.18%     64,482       1,988      6.21%
                                                     -----                              -----
Allowance for Credit Losses               (616)                              (613)
Cash and Due from Banks                  2,683                              2,712
Other Assets                            11,809                             10,115
                                       -------                            -------
   TOTAL ASSETS                        $79,648                            $76,696
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,661       $  44       1.34%    $ 6,197       $ 123      4.01%
 Savings                                 8,114          48       1.18       7,572          90      2.39
 Certificates of Deposit
  $100,000 & Over                          877          12       2.74         392          11      5.79
 Other Time Deposits                     1,585          19       2.38       1,940          45      4.72
 Foreign Offices                        24,816         195       1.59      26,372         566      4.33
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       42,053         318       1.53      42,473         835      3.97
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,203          16       1.47       2,375          55      4.66
Other Borrowed Funds                     4,566          59       2.58       2,030          59      5.84
Long-Term Debt                           5,239         109       4.15       4,510         152      6.75
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    54,061         502       1.87%     51,388       1,101      4.32%
                                                     -----                              -----
Noninterest-Bearing Deposits            10,192                             10,852
Other Liabilities                        9,097                              8,415
Common Shareholders' Equity              6,298                              6,041
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $79,648                            $76,696
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 861       2.31%                  $ 887      1.89%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.64%                             2.77%
                                                                 ====                              ====
